Exhibit 99.1

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Deb Weyker, Vice President Marketing

Phone: (920) 652-3274

dweyker@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Corporation announces completion of merger with Denmark Bancshares, Inc.

MANITOWOC, WI, August 15, 2022 -- Bank First Corporation (Nasdaq: BFC) (the “Company”), the holding company of Bank First, N.A., is pleased to announce the completion of its merger with Denmark Bancshares, Inc. (“Denmark”), the parent company of Denmark State Bank, effective August 12, 2022.

Pursuant to the terms of the merger agreement with Denmark, each Denmark shareholder will receive either $38.10 in cash or 0.5276 of a share of Bank First’s common stock in exchange for each share of Denmark common stock held prior to the merger, subject to customary pro-ration and reallocation procedures, which will ensure that at least 80% of Denmark common stock will receive the stock consideration and no more than 20% of Denmark common stock will receive cash consideration.

Mike Molepske, Chairman of the Board, Chief Executive Officer and President at Bank First, commented, “We celebrate the completion of the merger and warmly welcome Denmark State Bank customers, employees, and shareholders to Bank First. Our valued customers will continue to receive the same dedicated and personalized service they have come to expect from our remarkable team of bankers. The Denmark staff are joining a growing institution committed to its employees, customers, shareholders, and the communities it serves. We are thrilled to have them join our team.”

The systems conversion took place over the weekend of August 12-14, 2022, and the Denmark, Howard, Shawano, and Whitelaw branches officially opened as Bank First branches on Monday, August 15, 2022. The Reedsville branch will open as Bank First on Tuesday, August 16, 2022.

With the addition of Denmark Bancshares, Inc., Bank First Corporation now has assets of approximately $3.6 billion, loans of approximately $2.9 billion, and deposits of approximately $3.2 billion. For more information about Bank First, please visit www.bankfirst.com.

Transaction Details

Hovde Group, LLC served as financial advisor to Bank First and Alston & Bird LLP served as legal counsel. Piper Sandler & Co. served as financial advisor to Denmark and Godfrey & Kahn S.C. served as legal counsel.

Bank First Corporation

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. Bank First offers loan, deposit, and treasury management products at each of its 26 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 300 full-time equivalent staff and has assets of approximately $3.6 billion. Insurance services are available through its bond with Ansay & Associates, LLC. Trust, investment advisory, and other financial services are offered through the bank’s partnership with Legacy Private Trust, and an alliance with Morgan Stanley. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT, and cloud services. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the risk of successful integration of Denmark’s business into the Company, (4) the amount of the costs, fees, expenses and charges related to the merger, (5) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (6) the risk that the integration of Denmark’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (7) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the dilution caused by the Company’s issuance of additional shares of its common stock in the merger transaction, and (9) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.